Exhibit 99.1

Tidewater to Present at the Credit Suisse Energy Summit Conference

NEW ORLEANS, January 30, 2007 – Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer will present at the 2007 Credit Suisse Energy Summit Conference in Vail, Colorado on Tuesday, February 6, 2007 at 1:20 p.m. CST (12:20 p.m. Mountain). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 2:00 p.m. CST on February 7, 2007. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint presentation.

Tidewater Inc. owns over 450 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett - (504) 566-4506

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